Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 (333-115504) of Atlantic Broadband Finance, LLC of our report dated March 31, 2005 relating to the financial statements of Atlantic Broadband Finance, LLC, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Historical Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 27, 2005